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Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts: Tom Joyce 703/984-5610 Martha Holler 703/984-5178	Investor Contact: Steve McGarry 703/984-6746

SLM CORPORATION YEAR-TO-DATE LOAN ORIGINATIONS
CLIMB 19 PERCENT, EXCEED $14 BILLION

Total Managed Portfolio Approaches $100 Billion

RESTON, Va., Oct. 21, 2004—SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported third-quarter 2004 earnings and performance results that include more than $14 billion in preferred channel loan originations year-to-date, a 19-percent increase from the same period in 2003. In the third-quarter 2004, the company originated more than $5.9 billion through its preferred channel, a 17-percent increase from the year-ago quarter.

        Preferred channel loan originations, which consist of loans created by the company's owned or affiliated brands, measure the company's market share success, indicate future loan acquisition volume, and drive the company's earnings growth. At quarter's end, the company's total managed loan portfolio was $98.3 billion, a 15-percent increase from the same time last year.

        "This has been an exciting quarter for Sallie Mae with three strategic business acquisitions—a student loan originator and secondary market, a guarantor servicer and a diversified collection company—that reinforce our core lending and fee income business lines," said Albert L. Lord, vice chairman and chief executive officer. "We are also very pleased with the pace of our lending activity during this fall's peak season."

        Sallie Mae reports financial results on a GAAP basis and also presents certain non-GAAP or "core cash" performance measures. The company's equity investors, credit rating agencies and debt capital providers request these "core cash" measures to monitor the company's business performance.

        Sallie Mae reported third-quarter 2004 GAAP net income of $357 million, or $.80 per diluted share, compared to $480 million, or $1.04 per diluted share, in the year-ago period. GAAP net income for the first three quarters of 2004 totaled $1.3 billion.

        "Core cash" net income for the third-quarter 2004 was $219 million, or $.49 per diluted share, down from $228 million, or $.49 per diluted share, in the year-ago period. The third-quarter 2004 results were affected by three, "one-time" items that result in a pre-tax, net charge of $68 million. This included a $103 million charge to repurchase debt held in the company's government-sponsored enterprise (GSE) as the company nears completion of its privatization process. Also included were a $27 million impairment charge on the company's portfolio of aircraft leases, and a $62 million reversal of the company's risk-sharing reserve on federally guaranteed education loans as a result of receiving the Exceptional Performer designation from the U.S. Department of Education. Before these three items, third quarter 2004 "core cash" earnings totaled $.58 per diluted share.

        "Core cash" net interest income was $465 million for the quarter and $1.3 billion for the first three quarters of 2004, up from $404 million and $1.2 billion for the same periods last year. "Core cash" other income, which consists primarily of fees earned from guarantor servicing and debt management, was $72 million for the 2004 third quarter, down from $168 million for the year-ago quarter, due mainly to the one-time charges totaling $130 million as described above.

        "Core cash" operating expenses were $203 million in the third quarter 2004, up from $199 million in the prior quarter and from $177 million in the year-ago quarter. The rise was primarily due to volume growth and peak season processing.

        A description of the "core cash" treatment and a full reconciliation to the GAAP income statement can be found at www.salliemae.com.

        Total equity for the company at Sept. 30, 2004, was $2.9 billion, a 10-percent increase from a year ago.

        The company will host its regular earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company's performance. To participate in the call, individuals should dial (877) 356-5689 (USA and Canada) or (706) 679-0623 (International) starting at 11:45 a.m. EDT.

        The conference call will be replayed continuously beginning Thursday, Oct. 21, at 2:30 p.m. EDT and concluding at 11:59 p.m. EDT on Friday, Oct. 29. To hear the replay, dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 9932362.

        In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30-45 minutes after the live broadcast.

***

Statements in this release referring to expectations as to future market share, the successful consummation of any business acquisitions and other future developments are forward-looking statements, which involve risks, uncertainties and other factors that may cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

***

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's leading provider of education funding, managing more than $98 billion in student loans for more than 7 million borrowers. The company primarily provides federally guaranteed student loans originated under the Federal Family Education Loan Program (FFELP), and offers comprehensive information and resources to guide students, parents and guidance professionals through the financial aid process. Sallie Mae was established in 1973 as a government-sponsored enterprise (GSE) called the Student Loan Marketing Association, and began the privatization process in 1997. Since then, the parent company name has changed, most recently to SLM Corporation. Through its specialized subsidiaries and divisions, Sallie Mae also provides an array of consumer credit loans, including those for lifelong learning and K-12 education, and business and technical products and services for colleges and universities. More information is available at http://www.salliemae.com. SLM Corporation and its subsidiaries, other than the Student Loan Marketing Association, are not sponsored by or agencies of the United States.

###

SLM CORPORATION
Supplemental Earnings Disclosure
September 30, 2004
(Dollars in millions, except earnings per share)

	Quarters ended			Nine months ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SELECTED FINANCIAL INFORMATION AND RATIOS — (GAAP Basis)
Net income	$357	$615	$480	$1,263	$1,269
Diluted earnings per common share, after cumulative effect of accounting change	$.80	$1.36	$1.04	$2.80	$2.71
Return on assets	2.10%	3.61%	3.50%	2.54%	3.27%
NON-GAAP INFORMATION (See Explanation Below)
"Core cash" net income	$219	$237	$228	$687	$641
"Core cash" diluted earnings per common share	$.49	$.52	$.49	$1.51	$1.36
"Core cash" return on assets	.77%	.87%	.94%	.85%	.94%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$54,522	$54,799	$44,839	$54,073	$44,393
Average off-balance sheet student loans	42,230	39,318	39,803	39,787	37,631

Average Managed student loans	$96,752	$94,117	$84,642	$93,860	$82,024

Ending on-balance sheet student loans, net	$54,269	$51,577	$45,684
Ending off-balance sheet student loans, net	44,070	43,324	40,127

Ending Managed student loans, net	$98,339	$94,901	$85,811

Ending Managed FFELP student loans, net	$87,491	$85,015	$78,102
Ending Managed Private Credit Student Loans, net	10,848	9,886	7,709

Ending Managed student loans, net	$98,339	$94,901	$85,811

Non-GAAP "Core Cash" Earnings

        In accordance with the Rules and Regulations of the SEC, we prepare financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management, credit rating agencies, lenders and analysts also evaluate the Company on certain non-GAAP performance measures that we refer to as "core cash" measures. While "core cash" measures are not a substitute for reported results under GAAP, we rely on "core cash" measures in operating our business because we believe they provide additional information regarding the operational and performance indicators that are most closely assessed by management.

        We report pro forma "core cash" measures, which are the financial performance measures used by management not only in developing our financial plans and tracking results, but also in establishing corporate performance targets and determining incentive compensation. Our "core cash" measures are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. "Core cash" measures reflect only current period adjustments to GAAP earnings as described below. Accordingly, the Company's "core cash" measures presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and "core cash" measures follows.

1)
Securitization: Under GAAP, certain securitization transactions are accounted for as sales of assets. Under "core cash," we present all securitization transactions as long-term non-recourse financings. The upfront "gains" on sale from securitization as well as ongoing "servicing and securitization revenue" presented in accordance with GAAP are excluded from "core cash" and replaced by the interest income, provision for loan losses, and interest expense as they are earned or incurred on the securitized loans.

2)
Derivative Accounting: "Core cash" measures exclude the periodic unrealized gains and losses primarily caused by the one-sided mark-to-market derivative valuations prescribed by Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," and recognize the economic effect of these hedges, which results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. We also exclude the gain or loss on our equity forward contracts that are required to be accounted for in accordance with SFAS No. 133 as derivatives and are marked to market through earnings.

3)
Floor Income: The timing and amount (if any) of Floor Income earned is uncertain and in excess of expected spreads and, therefore, we exclude such income when it is not economically hedged from "core cash" measures. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed in more detail below, these derivatives do not qualify as effective accounting hedges and therefore are marked-to-market through the derivative market value adjustment. For "core cash" measures, we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts' realized gains or losses) in income.

4)
Other items: We exclude certain transactions that are not considered part of our core business, including amortization of acquired intangibles.

SLM CORPORATION
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30, 2004	June 30, 2004	September 30, 2003
	(unaudited)	(unaudited)	(unaudited)
Assets
Federally insured student loans (net of allowance for losses of $5,222; $42,241; and $52,167, respectively)	$49,496,452	$47,834,457	$40,659,360
Private Credit Student Loans (net of allowance for losses of $166,816; $154,918; and $182,749, respectively)	4,772,372	3,742,432	5,024,089
Academic facilities financings and other loans	994,754	928,209	1,093,900
Cash and investments	7,522,134	15,242,069	6,794,683
Restricted cash and investments	1,831,116	1,915,538	589,277
Retained Interest in securitized receivables	2,510,100	2,330,360	2,749,130
Goodwill and acquired intangible assets, net	753,266	618,930	581,208
Other assets	3,079,109	3,355,426	2,444,911

Total assets	$70,959,303	$75,967,421	$59,936,558

Liabilities
Short-term borrowings	$4,399,495	$8,063,041	$22,995,312
Long-term borrowings	61,040,160	62,036,763	31,259,011
Other liabilities	2,604,904	2,946,951	3,038,251

Total liabilities	68,044,559	73,046,755	57,292,574

Commitments and contingencies*
Minority interest in subsidiary	14,767	—	—
Stockholders' equity
Preferred stock, par value $.20 per share, 20,000 shares authorized: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 480,469; 478,722; and 471,278 shares, respectively, issued	96,094	95,745	94,256
Additional paid-in capital	1,805,129	1,747,284	1,442,919
Accumulated other comprehensive income, net of tax	486,944	355,955	568,381
Retained earnings	1,953,719	1,683,563	755,687

Stockholders' equity before treasury stock	4,506,886	4,047,547	3,026,243
Common stock held in treasury at cost: 51,255; 39,760; and 20,643 shares, respectively	1,606,909	1,126,881	382,259

Total stockholders' equity	2,899,977	2,920,666	2,643,984

Total liabilities and stockholders' equity	$70,959,303	$75,967,421	$59,936,558

*
Commitments to purchase loans, lines of credit and letters of credit were $48.2 billion, $1.2 billion and $.2 billion, respectively, at September 30, 2004.

SLM CORPORATION
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended			Nine months ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Federally insured student loans	$521,606	$492,166	$437,275	$1,482,739	$1,367,181
Private Credit Student Loans	83,303	76,613	81,663	236,505	257,127
Academic facilities financings and other loans	18,212	18,126	19,050	54,714	58,546
Investments	61,774	52,534	39,204	157,765	109,499

Total interest income	684,895	639,439	577,192	1,931,723	1,792,353
Interest expense	371,952	306,832	243,719	964,458	758,494

Net interest income	312,943	332,607	333,473	967,265	1,033,859
Less: provision for losses	10,930	28,344	41,695	79,092	120,689

Net interest income after provision for losses	302,013	304,263	291,778	888,173	913,170

Other income:
Gains on student loan securitizations	63,590	197,840	39,454	375,384	659,477
Servicing and securitization revenue	158,639	124,037	146,174	419,334	534,993
Losses on securities, net	(32,887)	(1,306)	(1,778)	(37,244)	(8,674)
Derivative market value adjustment	73,000	386,147	91,041	342,404	(233,317)
Guarantor servicing fees	33,192	23,249	40,323	91,412	100,776
Debt management fees	78,795	70,113	78,282	228,836	189,780
Loss on GSE debt extinguishment	(102,990)	—	—	(102,990)	—
Other	91,134	69,421	53,362	222,561	168,914

Total other income	362,473	869,501	446,858	1,539,697	1,411,949
Operating expenses	210,772	206,051	184,205	625,700	553,437

Income before income taxes and cumulative effect of accounting change	453,714	967,713	554,431	1,802,170	1,771,682
Income taxes	97,136	352,787	204,514	539,201	632,522

Income before cumulative effect of accounting change	356,578	614,926	349,917	1,262,969	1,139,160
Cumulative effect of accounting change	—	—	129,971	—	129,971

Net income	356,578	614,926	479,888	1,262,969	1,269,131
Preferred stock dividends	2,875	2,864	2,875	8,625	8,625

Net income attributable to common stock	$353,703	$612,062	$477,013	$1,254,344	$1,260,506

Basic earnings per common share:
Before cumulative effect of accounting change	$.81	$1.39	$.77	$2.85	$2.50
Cumulative effect of accounting change	—	—	.29	—	.28

Basic earnings per common share after cumulative effect of accounting change	$.81	$1.39	$1.06	$2.85	$2.78

Average common shares outstanding	435,764	439,901	450,725	439,430	453,139

Diluted earnings per common share:
Before cumulative effect of accounting change	$.80	$1.36	$.76	$2.80	$2.43
Cumulative effect of accounting change	—	—	.28	—	.28

Diluted earnings per common share after cumulative effect of accounting change	$.80	$1.36	$1.04	$2.80	$2.71

Average common and common equivalent shares outstanding	444,143	448,184	460,647	448,011	465,125

Dividends per common share	$.19	$.19	$.17	$.55	$.42

SLM CORPORATION
Pro-Forma "Core Cash"
Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended			Nine months ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Managed interest income:
Managed federally insured student loans	$825,919	$710,079	$632,398	$2,223,220	$1,920,175
Managed Private Credit Student Loans	165,225	146,835	118,799	425,718	327,665
Academic facilities financings and other loans	18,212	18,126	19,050	54,714	58,546
Investments	72,423	56,026	43,973	176,385	117,108

Total Managed interest income	1,081,779	931,066	814,220	2,880,037	2,423,494
Managed interest expense	616,290	485,784	410,112	1,535,839	1,253,728

Net Managed interest income	465,489	445,282	404,108	1,344,198	1,169,766
Less: provision for losses	(7,277)	40,624	42,817	78,315	103,573

Net Managed interest income after provision for losses	472,766	404,658	361,291	1,265,883	1,066,193

Other income:
Gains (losses) on securities, net	(27,242)	3,871	115	(23,628)	(1,514)
Guarantor servicing fees	33,192	23,249	40,323	91,412	100,776
Debt management fees	78,795	70,113	78,282	228,836	189,780
Loss on GSE debt extinguishment	(102,990)	—	—	(102,990)	—
Other	89,887	68,381	49,131	217,861	162,649

Total other income	71,642	165,614	167,851	411,491	451,691
Operating expenses	202,961	199,314	177,229	604,424	533,249

Income before income taxes	341,447	370,958	351,913	1,072,950	984,635
Income taxes	122,921	133,851	123,533	386,263	343,403

"Core cash" net income	218,526	237,107	228,380	686,687	641,232
Preferred stock dividends	2,875	2,864	2,875	8,625	8,625

"Core cash" net income attributable to common stock	$215,651	$234,243	$225,505	$678,062	$632,607

"Core cash" basic earnings per common share	$.49	$.53	$.50	$1.54	$1.40

Average common shares outstanding	435,764	439,901	450,725	439,430	453,139

"Core cash" diluted earnings per common share	$.49	$.52	$.49	$1.51	$1.36

Average common and common equivalent shares outstanding	444,143	448,184	460,647	448,011	465,125

SLM CORPORATION
Pro-Forma "Core Cash"
Reconciliation of GAAP Net Income to "Core Cash" Net Income
(In thousands)

	Quarters ended			Nine months ended
	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net income	$356,578	$614,926	$479,888	$1,262,969	$1,269,131
"Core cash" adjustments:
Net impact of securitization accounting	69,080	(70,822)	62,576	9,347	(450,688)
Net impact of derivative accounting	(230,400)	(561,534)	(250,374)	(891,424)	(335,675)
Net impact of Floor Income	36,423	24,327	(18,638)	121,530	(25,523)
Amortization of acquired intangibles and other	12,630	11,273	3,918	31,326	24,839

Total "core cash" adjustments before income taxes	(112,267)	(596,756)	(202,518)	(729,221)	(787,047)
Net tax effect (A)	(25,785)	218,937	80,981	152,939	289,119

Total "core cash" adjustments before cumulative effect of accounting change	(138,052)	(377,819)	(121,537)	(576,282)	(497,928)
Cumulative effect of accounting change	—	—	(129,971)	—	(129,971)

Total "core cash" adjustments	(138,052)	(377,819)	(251,508)	(576,282)	(627,899)

"Core cash" net income	$218,526	$237,107	$228,380	$686,687	$641,232

(A)
Such tax effect is based upon the Company's "core cash" effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

QuickLinks

  Exhibit 99.1
SLM CORPORATION Supplemental Earnings Disclosure September 30, 2004 (Dollars in millions, except earnings per share)
SLM CORPORATION Consolidated Balance Sheets (In thousands, except per share amounts)
SLM CORPORATION Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Pro-Forma "Core Cash" Reconciliation of GAAP Net Income to "Core Cash" Net Income (In thousands)